UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2005

(Exact name of Registrant as specified in its charter)

NEVADA	62-1378182
(State or other jurisdiction of	(I.R.S. employer identification no.)
Incorporation or organization)

4080 Jenkins Road	(423) 510-3000
CHATTANOOGA, TENNESSEE 37421	(Registrant's telephone no.)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (423) 510-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02      Results of Operations and Financial Condition.

On February 3, 2005, U.S. Xpress Enterprises, Inc., a Nevada corporation (the "Company"), issued a press release announcing its financial and operating results for the quarter and year ended December 31, 2004.  A copy of the press release is attached to this report as Exhibit 99.1.

The information contained in Item 2.02 and in the exhibit to this report shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (b)             On February 3, 2005, the Company announced that E. William Lusk, the President of its wholly owned subsidiary, Xpress Global Systems, Inc. ("XGS"), provided notice of his resignation, effective February 2, 2005. Mr. Lusk is resigning to pursue other interests.

     (c)             Stephen C. "Craig" Fuller assumed the position of President of XGS immediately following the resignation of Mr. Lusk. Prior to his appointment as President of XGS, Mr. Fuller had served as the Vice President General Manager of Xpress Direct, an operating unit of the Company’s wholly owned subsidiary U.S. Xpress, Inc., since January 2004. Previously, Mr. Fuller was General Manager of Xpress Direct, from September 2002 to January 2004, Sales Manager of XGS from May 2001 to September 2002 and a Salesperson for U.S. Xpress, Inc. from May 2000 to May 2001. Craig Fuller, 25 years old, is the son of Max Fuller, the Company's Co-Chairman, Chief Executive Officer, and Secretary. Please see information set forth under the caption “Certain Transactions” in the Company's proxy statement for its May 18, 2004, annual meeting of stockholders for a description of certain relationships and related transactions involving Mr. Max Fuller.

Item 9.01       Financial Statements and Exhibits

Exhibit No.                         Description

99.1	Press release dated February 3, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 3, 2005	U.S. Xpress Enterprises, Inc. BY: /s/ Ray M. Harlin —————————————— Ray M. Harlin Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.                         Description

99.1	Press release dated February 3, 2005